Exhibit 99.1
Corpay Reports First Quarter 2024 Financial Results

Atlanta, Ga., May 8, 2024 — Corpay, Inc. (NYSE: CPAY), a leader in corporate payments, today reported financial results for its first quarter ended March 31, 2024.

“Our results were in-line with our expectations. Overall organic revenue growth was 6% and our Corporate Payments segment grew 17%,” said Ron Clarke, chairman and chief executive officer, Corpay, Inc. “Also, today we announced a definitive agreement to acquire Paymerang, an accounts payable automation company, which enhances our position in several new verticals with meaningful revenue and profit synergies. This deal is right in our wheelhouse.”

Financial Results for First Quarter of 2024:

GAAP Results
•Revenues increased 4% to $935.3 million in the first quarter of 2024, compared with $901.3 million in the first quarter of 2023, which included $31 million of revenue from our sold Russia business.
•Net income attributable to Corpay increased 7% to $229.8 million in the first quarter of 2024, compared with $214.8 million in the first quarter of 2023.
•Net income per diluted share attributable to Corpay increased 8% to $3.12 in the first quarter of 2024, compared with $2.88 per diluted share in the first quarter of 2023.

Non-GAAP Results1
•EBITDA1 increased 5% to $482.4 million in the first quarter of 2024, compared to $460.1 million in the first quarter of 2023, up 11% ex-Russia.
•Adjusted net income attributable to Corpay1 increased 6% to $301.3 million in the first quarter of 2024 compared with $283.1 million in the first quarter of 2023.
•Adjusted net income per diluted share attributable to Corpay1 increased 8% to $4.10 in the first quarter of 2024, compared with $3.80 per diluted share in the first quarter of 2023, up 14% ex-Russia.

“Our Corporate Payments and Vehicle Payments segments delivered solid performance driven by implementations and ramping of new sales,” said Tom Panther, chief financial officer, Corpay, Inc. “Our Lodging segment experienced continued softness in the quarter, but the workforce business showed initial signs of stability in April.”

Updated Fiscal Year 2024 Outlook:

“Our outlook for the remainder of the year reflects unfavorable foreign exchange and higher interest rates, which significantly worsened in April. We expect revenue growth acceleration over the coming quarters driven by sales, improving retention and business initiatives. We are taking actions to manage expenses to neutralize the softness we are experiencing in Lodging,” concluded Panther.

For fiscal year 2024, Corpay, Inc. updated financial guidance1 is as follows:

•Total revenues between $3,960 million and $4,040 million;
•Net income between $1,075 million and $1,115 million;
•Net income per diluted share between $15.00 and $15.40;
•Adjusted net income between $1,348 million and $1,388 million; and
•Adjusted net income per diluted share between $18.80 and $19.20

Corpay’s guidance assumptions are as follows:

For the balance of the year:
•Weighted average U.S. fuel prices equal to $3.69 per gallon;
•Fuel price spreads flat with the 2023 average;
•Foreign exchange rates equal to the April 2024 monthly average;

For the full year:
•Interest expense between $350 million and $380 million;
•Approximately 72 million fully diluted shares outstanding;
•A tax rate of approximately 24% to 25%; and
•No impact related to material acquisitions not already closed.
Second Quarter of 2024 Outlook:
"Second quarter revenues are expected to be between $960 million and $980 million, and adjusted net income per diluted share between $4.45 and $4.55. Second quarter adjusted net income per diluted share growth, excluding the sale of our Russia business, is expected to be 13% at the mid-point,” concluded Panther.

Conference Call:

The Company will host a conference call to discuss first quarter 2024 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Tom Panther, chief financial officer and Jim Eglseder, investor relations. The conference call will be webcast live from the Company's investor relations website at http://investor.corpay.com. The conference call can also be accessed live over the phone by dialing (800) 579-2543 or (785) 424-1789; the Conference ID is “CORPAY”. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the replay access ID is 1155726. The replay will be available through Wednesday, May 15, 2024. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Corpay’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.
These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as the impact of macroeconomic conditions, including any recession that has occurred or may occur in the future, and whether expected trends, including retail fuel prices, fuel price spreads, fuel transaction patterns, electric vehicle, and retail lodging price trends develop as anticipated and we are able to develop successful strategies in light of these trends; our ability to successfully execute our strategic plan, manage our growth and achieve our performance targets; our ability to attract new and retain existing partners, fuel merchants, and lodging providers, their promotion and support of our products, and their financial performance; the failure of management assumptions and estimates, as well as differences in, and changes to, economic, market, interest rate, interchange fees, foreign exchange rates, and credit conditions, including changes in borrowers’ credit risks and payment behaviors; the risk of higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to successfully manage our credit risks and the sufficiency of our allowance for expected credit losses; our ability to securitize our trade receivables; the occurrence of fraudulent activity, data breaches or failures of our information security controls or cybersecurity-related incidents that may compromise our systems or customers’ information; any disruptions in the operations of our computer systems and data centers; the international operational and political risks and compliance and regulatory risks and costs associated with international operations; the impact of international conflicts, including between Russia and Ukraine, as well as within the Middle East, on the global economy or our business and operations; our ability to develop and implement new technology, products, and services; any alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; the regulation, supervision, and examination of our business by foreign and domestic governmental authorities, as well as litigation and regulatory actions, including the lawsuit filed by the Federal Trade Commission (FTC); the impact of regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering (AML) and anti-terrorism financing laws; changes in our senior management team and our ability to attract, motivate and retain qualified personnel consistent with our strategic plan; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; our ability to remediate material weaknesses and the ongoing effectiveness of internal control over financial reporting; our restatement of prior quarterly financial statements may affect investor confidence and raise reputational issues and may subject us to additional risks and uncertainties, including increased professional costs and the increased possibility or legal proceedings and regulatory inquiries, as well as the other risks and uncertainties identified under the caption "Risk Factors" in Corpay's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on February 29, 2024 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access Corpay’s SEC filings for free by visiting the SEC web site at www.sec.gov.
About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
The Company refers to free cash flow, cash net income and adjusted net income attributable to Corpay interchangeably, a non-GAAP financial measure. Adjusted net income attributable to Corpay is calculated as net income attributable to Corpay, adjusted to eliminate (a) non-cash stock based compensation expense related to stock based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, and amortization of the premium recognized on the purchase of receivables, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses, the impact of discrete tax items, the impact of business dispositions, impairment charges, asset write-offs, restructuring costs, loss on extinguishment of debt, and legal settlements and related legal fees. We adjust net income for the tax effect of adjustments using our effective income tax rate, exclusive of discrete tax items. We calculate adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, gains on business disposition, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these adjustments items using the effective tax rate during the period, exclusive of discrete tax items.
Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of Corpay.

EBITDA is defined as earnings before interest, income taxes, interest expense, net, other expense (income), depreciation and amortization, loss on extinguishment of debt, investment loss/gain and other operating, net. EBITDA margin is defined as EBITDA as a percentage of revenue.

Management uses adjusted net income attributable to Corpay, adjusted net income per diluted share attributable to Corpay, organic revenue growth and EBITDA:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About Corpay

Corpay (NYSE: CPAY) is a global S&P500 corporate payments company that helps businesses and consumers manage and pay expenses in a simple, controlled manner. Corpay’s suite of modern payment solutions help its customers better manage vehicle-related expenses (e.g. fueling and parking), travel expenses (e.g. hotel bookings) and accounts payable (e.g. paying vendors). This results in our customers saving time and ultimately spending less. Corpay – Payments made easy. For more information, please visit www.corpay.com.

Contact:
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@corpay.com

__________________________________________________________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1, 5 and 6 attached. Additional supplemental data is provided in Exhibits 2-4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 7.

Corpay, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023	% Change

Revenues, net	$935,251	$901,333	4%
Expenses:
Processing	207,411	204,967	1%
Selling	94,188	81,592	15%
General and administrative	151,262	154,684	(2)%
Depreciation and amortization	84,760	84,232	1%
Other operating, net	292	663	(56)%
Total operating expense	537,913	526,138	2%
Operating income	397,338	375,195	6%
Other expenses:
Investment gain	(167)	(190)	(12)%
Other expense, net	3,127	746	NM
Interest expense, net	89,088	79,795	12%
Total other expense	92,048	80,351	15%
Income before income taxes	305,290	294,844	4%
Provision for income taxes	75,487	80,009	(6)%
Net income	229,803	214,835	7%
Less: Net income attributable to noncontrolling interest	34	—	NM
Net income attributable to Corpay	$229,769	$214,835	7%
Basic earnings per share	$3.20	$2.92	10%
Diluted earnings per share	$3.12	$2.88	8%
Weighted average shares outstanding:
Basic shares	71,769	73,521
Diluted shares	73,545	74,483

Corpay, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,311,949	$1,389,648
Restricted cash	1,890,727	1,751,887
Accounts and other receivables (less allowance)	2,376,003	2,161,586
Securitized accounts receivable — restricted for securitization investors	1,421,000	1,307,000
Prepaid expenses and other current assets	437,687	474,144
Total current assets	7,437,366	7,084,265
Property and equipment, net	351,831	343,154
Goodwill	5,673,732	5,644,958
Other intangibles, net	2,033,106	2,085,663
Investments	68,299	69,521
Other assets	265,797	248,691
Total assets	$15,830,131	$15,476,252
Liabilities and Equity
Current liabilities:
Accounts payable	$1,849,958	$1,624,995
Accrued expenses	408,661	356,118
Customer deposits	2,534,349	2,397,279
Securitization facility	1,421,000	1,307,000
Current portion of notes payable and lines of credit	480,433	819,749
Other current liabilities	256,527	320,612
Total current liabilities	6,950,928	6,825,753
Notes payable and other obligations, less current portion	4,862,621	4,596,156
Deferred income taxes	473,250	470,232
Other noncurrent liabilities	261,062	301,752
Total noncurrent liabilities	5,596,933	5,368,140
Commitments and contingencies
Stockholders’ equity:
Common stock	130	129
Additional paid-in capital	3,382,001	3,266,185
Retained earnings	8,422,428	8,192,659
Accumulated other comprehensive loss	(1,340,847)	(1,289,099)
Treasury stock	(7,209,291)	(6,887,515)
Total Corpay stockholders’ equity	3,254,421	3,282,359
Noncontrolling interest	27,849	—
Total equity	3,282,270	3,282,359
Total liabilities and equity	$15,830,131	$15,476,252

Corpay, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net income	$229,803	$214,835
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	28,931	25,980
Stock-based compensation	24,979	26,096
Provision for credit losses on accounts and other receivables	25,342	39,270
Amortization of deferred financing costs and discounts	2,029	1,787
Amortization of intangible assets and premium on receivables	55,829	58,252
Deferred income taxes	647	(499)
Investment gain	(167)	(190)
Other non-cash operating expense, net	292	663
Changes in operating assets and liabilities (net of acquisitions/disposition):
Accounts and other receivables	(382,889)	372,342
Prepaid expenses and other current assets	(12,587)	40,099
Derivative assets and liabilities, net	1,452	(28,223)
Other assets	(22,021)	25,141
Accounts payable, accrued expenses and customer deposits	398,544	102,112
Net cash provided by operating activities	350,184	877,665
Investing activities
Acquisitions, net of cash acquired	(56,325)	(126,691)
Purchases of property and equipment	(41,193)	(36,737)
Other	(4,826)	4,401
Net cash used in investing activities	(102,344)	(159,027)
Financing activities
Proceeds from issuance of common stock	90,838	33,399
Repurchase of common stock	(288,833)	(9,597)
Borrowings on securitization facility, net	114,000	(3,000)
Deferred financing costs	(3,176)	—
Proceeds from notes payable	325,000	—
Principal payments on notes payable	(25,531)	(23,500)
Borrowings from revolver	1,570,000	1,964,000
Payments on revolver	(1,866,000)	(2,490,000)
(Payments) borrowings on swing line of credit, net	(75,429)	310,719
Other	580	264
Net cash used in financing activities	(158,551)	(217,715)
Effect of foreign currency exchange rates on cash	(28,148)	29,298
Net increase in cash and cash equivalents and restricted cash	61,141	530,221
Cash and cash equivalents and restricted cash, beginning of year	3,141,535	2,289,180
Cash and cash equivalents and restricted cash, end of year	$3,202,676	$2,819,401
Supplemental cash flow information
Cash paid for interest, net	$115,773	$104,650
Cash paid for income taxes, net	$38,925	$35,442

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income attributable to Corpay to adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay:*

	Three Months Ended March 31,
	2024	2023
Net income attributable to Corpay	$229,769	$214,835

Stock based compensation	24,979	26,096
Amortization[1]	57,858	60,039
Integration and deal related costs	4,235	5,885
Restructuring and related costs[2]	4,382	619
Other[2,3]	3,612	1,023
Total pre-tax adjustments	95,066	93,662
Income taxes[4]	(23,515)	(25,416)
Adjusted net income	$301,320	$283,081
Adjusted net income per diluted share attributable to Corpay	$4.10	$3.80
Diluted shares	73,545	74,483

[1] Includes consolidated amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Certain prior period amounts have been reclassified to conform with current period presentation.
[3] Includes losses and gains on foreign currency transactions, legal expenses, and removes the amortization attributable to the Company's noncontrolling interest.
[4] Represents provision for income taxes of pre-tax adjustments.
* Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Segment and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric)
(Unaudited)

The following table presents revenue and revenue per key performance metric by segment.*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended March 31,				Three Months Ended March 31,
	2024	2023	Change	% Change	2024	2023	Change	% Change
VEHICLE PAYMENTS
'- Revenues, net	$494.1	$495.5	$(1.4)	—%	$492.1	$475.0	$17.2	4%
'- Transactions	199.7	148.1	51.6	35%	199.7	186.5	13.2	7%
'- Revenues, net per transaction	$2.47	$3.35	$(0.87)	(26)%	$2.46	$2.55	$(0.08)	(3)%
'- Tag transactions[3]	21.3	19.6	1.7	9%	21.3	19.6	1.7	9%
'- Parking transactions	60.9	—	60.9	100%	60.9	54.3	6.6	12%
'- Fleet transactions	107.9	122.8	(14.9)	(12)%	107.9	106.9	1.0	1%
'- Other transactions	9.6	5.7	3.8	67%	9.6	5.7	3.8	67%
CORPORATE PAYMENTS
'- Revenues, net	$265.4	$226.2	$39.2	17%	$264.3	$226.2	$38.1	17%
'- Spend volume	$36,804	$36,518	$286	1%	$36,804	$36,518	$286	1%
'- Revenues, net per spend $	0.72%	0.62%	0.10%	16%	0.72%	0.62%	0.10%	16%
LODGING PAYMENTS
'- Revenues, net	$111.3	$122.3	$(11.0)	(9)%	$111.2	$122.3	$(11.2)	(9)%
'- Room nights	8.2	9.4	(1.1)	(12)%	8.2	9.4	(1.1)	(12)%
'- Revenues, net per room night	$13.52	$13.07	$0.45	3%	$13.51	$13.07	$0.44	3%
OTHER[1]
'- Revenues, net	$64.5	$57.3	$7.2	12%	$64.3	$57.3	$6.9	12%
'- Transactions	367.3	325.7	41.6	13%	367.3	325.7	41.6	13%
'- Revenues, net per transaction	$0.18	$0.18	$—	—%	$0.17	$0.18	$—	(1)%
CORPAY CONSOLIDATED REVENUES
'- Revenues, net	$935.3	$901.3	$34.0	4%	$931.8	$880.8	$51.0	6%

[1] Other includes Gift and Payroll Card operating segments.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by segment and metrics, non-GAAP measures, to the GAAP equivalent.
[3] Represents total tag subscription transactions in the quarter. Average monthly tag subscriptions for the first quarter of 2024 is 7.1 million.
* Columns may not calculate due to rounding.

Exhibit 3
Revenues by Geography and Segment
(In millions)
(Unaudited)

Revenues, net by Geography*	Three Months Ended March 31,
	2024	%	2023	%
US	$505	54%	$514	57%
Brazil	148	16%	122	14%
UK	121	13%	108	12%
Other	161	17%	158	18%
Consolidated Revenues, net	$935	100%	$901	100%

*Columns may not calculate due to rounding.

Revenues, net by Segment*	Three Months Ended March 31,
	2024	%	2023	%
Vehicle Payments	$494	53%	$495	55%
Corporate Payments	265	28%	226	25%
Lodging Payments	111	12%	122	14%
Other	64	7%	57	6%
Consolidated Revenues, net	$935	100%	$901	100%

*Columns may not calculate due to rounding.

Exhibit 4
Segment Results*
(In thousands)

	Three Months Ended March 31,
	2024[1]	2023[2]	% Change
Revenues, net:
Vehicle Payments	$494,061	$495,490	—%
Corporate Payments	265,396	226,172	17%
Lodging Payments	111,295	122,334	(9)%
Other[3]	64,499	57,337	12%
	$935,251	$901,333	4%
Operating income:
Vehicle Payments	$225,695	$223,480	1%
Corporate Payments	104,711	80,382	30%
Lodging Payments	47,276	54,563	(13)%
Other[3]	19,656	16,770	17%
	$397,338	$375,195	6%
Depreciation and amortization:
Vehicle Payments	$50,321	$50,350	—%
Corporate Payments	20,803	20,160	3%
Lodging Payments	11,630	11,398	2%
Other[3]	2,006	2,324	(14)%
	$84,760	$84,232	1%
Capital expenditures:
Vehicle Payments	$28,195	$24,972	13%
Corporate Payments	7,276	6,843	6%
Lodging Payments	4,826	3,377	43%
Other[3]	896	1,546	(42)%
	$41,193	$36,737	12%

[1] Results from Zapay acquired in the first quarter of 2024 are reported in the Vehicle Payments segment from the date of acquisition.
[2] The results of our Russian business disposed of in August 2023 are included in our Vehicle Payments segment for all periods prior to disposition.
[3] Other includes Gift and Payroll Card operating segments.
*Columns may not calculate due to rounding.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric
by Segment to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended March 31,		Three Months Ended March 31,
	2024*	2023*	2024*	2023*
VEHICLE PAYMENTS - TRANSACTIONS
Pro forma and macro adjusted	$492.1	$475.0	199.7	186.5
Impact of acquisitions/dispositions	—	20.5	—	(38.4)
Impact of fuel prices/spread	(10.1)	—	—	—
Impact of foreign exchange rates	12.0	—	—	—
As reported	$494.1	$495.5	199.7	148.1
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$264.3	$226.2	$36,804	$36,518
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	1.1	—	—	—
As reported	$265.4	$226.2	$36,804	$36,518
LODGING PAYMENTS - ROOM NIGHTS
Pro forma and macro adjusted	$111.2	$122.3	8.2	9.4
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.1	—	—	—
As reported	$111.3	$122.3	8.2	9.4
OTHER[1]- TRANSACTIONS
Pro forma and macro adjusted	$64.3	$57.3	367.3	325.7
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.2	—	—	—
As reported	$64.5	$57.3	367.3	325.7

CORPAY CONSOLIDATED REVENUES
Pro forma and macro adjusted	$931.8	$880.8	Intentionally Left Blank
Impact of acquisitions/dispositions	—	20.5
Impact of fuel prices/spread[2]	(10.1)	—
Impact of foreign exchange rates[2]	13.5	—
As reported	$935.3	$901.3

[1] Other includes Gift and Payroll Card operating segments.
[2] Revenues reflect an estimated $4 million negative impact from fuel prices and approximately $6 million negative impact from fuel price spreads, as well as the positive impact of movements in foreign exchange rates of approximately $14 million.

* Columns may not calculate due to rounding.

Exhibit 6
RECONCILIATION OF NON-GAAP EBITDA MEASURES
(In millions)
(Unaudited)

The following table reconciles EBITDA and EBITDA margin to net income from operations.*

	Three Months Ended March 31,
	2024	2023
Net income from operations	$229.8	$214.8
Provision for income taxes	75.5	80.0
Interest expense, net	89.1	79.8
Other expense, net	3.1	0.7
Investment gain	(0.2)	(0.2)
Depreciation and amortization	84.8	84.2
Other operating, net	0.3	0.7
EBITDA	$482.4	$460.1

Revenues, net	$935.3	$901.3
EBITDA margin	51.6%	51.0%

* Columns may not calculate due to rounding.

Exhibit 7
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles second quarter 2024 and full year 2024 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	2024 GUIDANCE
	Low*	High*
Net income	$1,075	$1,115
Net income per diluted share	$15.00	$15.40

Stock based compensation	107	107
Amortization	229	229
Other	25	25
Total pre-tax adjustments	361	361

Income taxes	(88)	(88)
Adjusted net income	$1,348	$1,388
Adjusted net income per diluted share	$18.80	$19.20

Diluted shares	72	72

	Q2 2024 GUIDANCE
	Low*	High*
Net income	$248	$258
Net income per diluted share	$3.47	$3.57

Stock based compensation	31	31
Amortization	58	58
Other	5	5
Total pre-tax adjustments	94	94

Income taxes	(23)	(23)
Adjusted net income	$319	$329
Adjusted net income per diluted share	$4.45	$4.55

Diluted shares	72	72

* Columns may not calculate due to rounding.